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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the registration statements on Form S-8 No's. 333-38521, 333-38523, 333-38525, 333-38527,
333-38531, 333-38533, 333-38537, 333-48167, 333-38539, 333-61395, 333-65688,
333-65704, Form S-4 No's. 333-61401 and 333-47926 and Form S-3 No. 333-64979 of
Security Capital Group of our reports dated January 30, 2001, except as to Note 16, which is as of February 28, 2001, with respect to the balance sheets of Archstone Communities Trust as of December 31, 2000 and 1999, and the related statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule, which reports appear in the December 31, 2001 annual report on Form 10-K/A of Security Capital Group Incorporated.



                                                        KPMG LLP

Chicago, Illinois
April 11, 2002